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                                                                   Exhibit 10.67

[CONFIDENTIAL TREATMENT REDACTED]

                             SHAREHOLDERS AGREEMENT

                                      DATED

                                   2 MAY, 2000

                                     BETWEEN

                           ESSAR TELEHOLDINGS LIMITED

                          CGP INDIA INVESTMENTS LIMITED

                                    MOBILVEST

                              CCII (MAURITIUS) INC

                                PRIME METALS LTD

                           EURO PACIFIC SECURITIES LTD

                   JAYKAY FINHOLDINGS (INDIA) PRIVATE LIMITED

                                       AND

                            STERLING CELLULAR LIMITED

                                   ----------
                                  in respect of

                            STERLING CELLULAR LIMITED
                                   ----------

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                                    CONTENTS

1.   DEFINITIONS AND INTERPRETATION............................................5

     1.1     DEFINITIONS.......................................................5
     1.2     INTERPRETATION....................................................8

2.   EFFECTIVE DATE............................................................9

3.   SHAREHOLDING PATTERN......................................................9

4.   MEETINGS OF SHAREHOLDERS..................................................9

     4.1     GENERAL MEETINGS..................................................9
     4.2     QUORUM...........................................................10

5.   DIRECTORS AND OFFICERS...................................................10

     5.1     DIRECTORS OF THE COMPANY.........................................10
     5.2     NOMINATED DIRECTORS TO BE ELECTED................................10
     5.3     ALTERNATE DIRECTOR...............................................11
     5.4     DIRECTORS FEES...................................................11
     5.5     PLACE AND CALLING OF BOARD MEETINGS..............................11
     5.6     RESOLUTION BY CIRCULATION........................................12
     5.7     CHAIRMAN AND VICE CHAIRMAN.......................................12
     5.8     EXECUTIVE COMMITTEE..............................................12
     5.9     QUORUM FOR DIRECTORS MEETINGS....................................13
     5.10    ATTENDANCE BY CONSULTANTS, ADVISERS AND NON VOTING ATTENDEES.....13
     5.11    DECISIONS BY MAJORITY VOTE.......................................13
     5.12    SECRETARY........................................................13
     5.13    AUDITORS.........................................................13
     5.14    ACCOUNTING YEAR..................................................13

6.   MANAGEMENT...............................................................14

     6.1     BUSINESS TO BE MANAGED BY BOARD..................................14
     6.2     MANAGING DIRECTOR................................................14
     6.3     PERFORMANCE OF MANAGING DIRECTOR.................................14
     6.4     MAJORITY VOTES REQUIRED FOR CERTAIN BOARD MEETING................14
     6.5     RESERVED DECISIONS...............................................15

7.   BUSINESS PLAN & BUDGET...................................................16

     7.1     BUSINESS PLAN & BUDGET...........................................16
     7.2     BUDGET DETAILS...................................................16

8.   INITIAL PUBLIC OFFERING..................................................17

9.   FUNDING AND CAPITAL......................................................17

     9.1     FUNDING OF THE COMPANY...........................................17
     9.2     CAPITAL CONTRIBUTION.............................................17
     9.3     DEBT FINANCING...................................................18
     9.4     CREDIT SUPPORT...................................................18

10.  TRANSFER OF SHARES.......................................................19

     10.1    RESTRICTIONS ON TRANSFERS OF OWNERSHIP...........................19
     10.2    NO MORTGAGE OR PLEDGE OF SHARES..................................19
     10.3    PERMITTED  TRANSFERS.............................................20
     10.4    DEFAULT..........................................................20

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     10.5    SALE OF SHARES ON DEFAULT........................................21
     10.6    REPAYMENT OF SHAREHOLDER LOANS AND GUARANTEES....................22
     10.7    TITLE AND COMPLETION OF SHARE TRANSFERS..........................23
     10.8    RIGHTS OF FIRST REFUSAL..........................................23
     10.9    TAG ALONG........................................................30
     10.10   SECTORAL CAPS....................................................31
     10.11   DEED OF ADHERENCE................................................32

11.  FURTHER OBLIGATIONS OF THE PARTIES.......................................32

     11.1    FURTHER ASSURANCE................................................32
     11.2    DIRECTORS TO VOTE TO IMPLEMENT THIS AGREEMENT....................32
     11.3    ACCOUNTING AND REPORTING.........................................32
     11.4    EXCHANGE OF INFORMATION..........................................33
     11.5    FAIR DEALINGS....................................................33

12.  MAINTENANCE OF LICENCES, GOVERNMENT APPROVALS............................33

13.  TERM, TERMINATION AND DISPUTES...........................................34

     13.1    TERM.............................................................34
     13.2    RIGHTS OF PARTIES ON WINDING UP..................................34
     13.3    AGREEMENT TERMINATES ON WINDING UP...............................34

14.  ARBITRATION AND CONSULTATION.............................................34

     14.1    CONSULTATION.....................................................34
     14.2    ARBITRATION......................................................35

15.  CONFIDENTIALITY..........................................................36

     15.1    AGREEMENT CONFIDENTIAL...........................................36
     15.2    INJUNCTIVE RELIEF................................................36
     15.3    SURVIVAL.........................................................36

16.  AGREEMENT................................................................36

     16.1    AGREEMENT TO PREVAIL.............................................36
     16.2    AMENDMENT OF MEMORANDUM AND ARTICLES.............................37

17.  NOTICES..................................................................37

18.  MISCELLANEOUS............................................................38

     18.1    LEGAL AND OTHER COSTS............................................38
     18.2    COMPLETE AGREEMENT...............................................38
     18.3    UNENFORCEABLE PROVISIONS.........................................39
     18.4    NO PARTNERSHIP...................................................39
     18.5    AMENDMENT IN WRITING:............................................39
     18.6    NO ASSIGNMENT....................................................39
     18.7    NO WAIVER........................................................39
     18.8    COUNTERPARTS.....................................................39
     18.9    GOVERNING LAW....................................................40

SCHEDULE A - FAIR VALUE.......................................................42

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                             SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made the __ day of May, 2000:

BETWEEN:

A. Essar Teleholdings Limited (earlier Sterling Computers Limited), a company incorporated in India whose registered office is at 19, Cathedral Garden Road, Nungambakkam, Chennai 600 034, India ("Essar");

B. C.G.P. India Investments Limited, a company incorporated in Mauritius whose registered office is at 4th floor Les Cascades Building, Edith Cavell Street, Port Louis, , Mauritius ("CGP"); and

C. Mobilvest, a company incorporated in Mauritius whose registered office is at 4th floor Les Cascades Building, Edith Cavell Street, Port Louis, , Mauritius

D. CCII Mauritius Inc, a company incorporated in Mauritius whose registered office is at 4th floor Les Cascades Building, Edith Cavell Street, Port Louis, , Mauritius

E. Prime Metals Limited, a company incorporated in Mauritius whose registered office is at 4th floor Les Cascades Building, Edith Cavell Street, Port Louis, , Mauritius

F. Euro Pacific Securities Limited, a company incorporated in Mauritius whose registered office is at 4th floor Les Cascades Building, Edith Cavell Street, Port Louis, , Mauritius

G. Jaykay Finholdings (India) Private Limited, a company incorporated under the Companies Act, 1956 whose registered office is at Bakhtawar 1st Floor 229 Nariman Point, Mumbai - 400 021 , India ("JKF").

H. Sterling Cellular Limited, a company incorporated in India whose registered office is at C-48, Okhla Industrial Area, Phase II, New Delhi, 110020_, India holding a license to provide cellular services in New Delhi (the "Company");

(Each of the aforesaid shall be referred to as "Party" and collectively as "Parties")

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WHEREAS:

A. The Company is a public company limited by shares, which holds the license to provide cellular mobile services in the metro city of New Delhi by virtue of the license agreement no. 842-22/93-TM dated November 30, 1994.

B.      The present shareholding of the Company is as follows:

Essar:                                  84,918,267 shares  representing  49.03%
                                        of the share capital;

Mobilvest:                              56,298,182 shares  representing  32.50%
                                        of the share capital;

CCII (Mauritius) Inc.:                  15,000,000  shares  representing  8.66%
                                        of the share capital;

Prime Metals Ltd.:                      9,000,000  shares  representing  5.20%
                                        of the  share capital;

Euro Pacific Securities Ltd.:           4,500,000  shares  representing  2.6%
                                        of the share capital;

JKF:                                    3,480,020  shares  representing  2.01%
                                        of the  share capital.

C. Essar and JKF, being companies incorporated in India collectively hold 51.04% of the share capital of the Company, and the balance 48.96% of the share capital of the Company is held by CGP indirectly through the Mauritius Companies.

D. This Agreement sets forth the arrangement between the parties for the shareholding and management of the Company on an ongoing basis.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

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        In this Agreement unless the context otherwise requires or expressly provides, the following words shall have the following meanings respectively:

        "Accounting Year" shall have the meaning set forth in Clause 5.14 hereof;

        "Act" or "Companies Act" shall mean the Companies Act, 1956 and/or any statutory modifications amendments or re-enactments thereto from time to time.

        "Affiliate" means with respect to any Party, any other Person directly or indirectly controlling, controlled by or under common control with such Party. For purposes of this definition, the term "control" (including with correlative meaning, the terms "controlled by" and "under common control" with) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person whether through ownership of voting securities or otherwise;

        "AGM" means an annual general meeting of the Company;

        "Alternate Directors" means Directors appointed pursuant to Clause 5.3;

        "Articles" means the articles of association of the Company for the time being;

        "Board" means the board of directors of the Company;

        "Business Day" means a day on which scheduled banks are open for business in India;

        "Chief Executive Officer" means the chief executive officer of the Company appointed pursuant to Clause 6.2

        "CGP Director" means any Director nominated by CGP in accordance with Clause 5.1(a);

        "CGP Shares" means the Shares in the Company held by the Mauritius Companies;

        "Delhi Circle" means the telecommunications circle for the metropolitan city of New Delhi including Gurgaon, Noida, Ghaziabad and Faridabad for which the Company has been granted licence to provide cellular mobile telephone services;

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        "Directors" means the directors of the Company from time to time;

        "Effective Date" shall have the meaning set forth in Clause 2 hereof;

        "EGM" means an extraordinary general meeting of the Company;

        "Essar Directors" means those Directors nominated by Essar in accordance with Clause 5.1(a);

        "Essar Shares" means the Shares held by Essar in the Company;

        "Fair Value" has the meaning set out in Schedule A hereto;

        "General Meeting" means an AGM or an EGM;

        "Guarantee Call Option" shall have the meaning set forth in Clause 9.4 hereof;

        "HMTL" means Hutchison Max Telecom Limited, a company incorporated under the Companies Act and having its registered office at first floor, DCW Center, Stanrose House, New Prabhadevi Road, Mumbai, 400 025;

        "High Value Contracts" mean contracts with a value greater than US $ 5 million entered into or to be entered into by the Company;

        "IPO" means an initial public offering made in accordance with Clause 8;

        "JKF Director" means the Director nominated by JKF in accordance with Clause 5.1(a);

        "JKF Shares" means the Shares held by JKF in the Company;

        "Mauritius Companies" means Mobilvest, CCII (Mauritius) Inc, Prime Metals Ltd. and Euro Pacific Securities Ltd.

        "Memorandum" means the memorandum of association of the Company for the time being;

        "Mumbai Circle" means the telecommunications circle for the metropolitan city of Mumbai, Navi Mumbai, Thane and the Kalyan Telephone district, for which HMTL has been granted licence to provide cellular mobile telephone services;

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        "Original Director" shall have the meaning set forth in Clause 5.3 hereof;

        "Reserved Decisions" shall have the meaning set forth in Clause 6.5 hereof;

        "ROC" means the Registrar of Companies, Delhi and Haryana;

        "Rs.", means Rupees, the lawful currency of India;

        "Shareholder" means any of Essar, the Mauritius Companies JKF or any direct holder of any issued Shares in the Company; and

        "Shares" and "Shares in the Company" mean all classes of shares in the capital of the Company or any class thereof, as the case may be and includes any and all of the rights conferred on a person by the ownership of such shares.

1.2     INTERPRETATION

        (a) Heading and bold typeface are only for convenience and shall be ignored for the purpose of interpretation;

        (b)     Unless the context of this Agreement otherwise requires;

                (i) words using the singular number also include the plural or singular number, respectively;

                (ii) the terms "hereof, "hereto" and derivative or similar words refer to this entire Agreement or specified Clauses of this Agreement, as the case may be;

                (iii) the term "Clause" refers to the specified clause of this Agreement;

                (iv) reference to any legislation or law or to any provision thereof shall include references to any such law as it may, after the date hereof, from time to time, be amended, supplemented or re-enacted, and any reference to statutory provision shall include any subordinate legislation made from time to time under that provision;

                (v) reference to the word "include" shall be construed without limitation; and

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                (vi)    The Schedules and Exhibits hereto shall constitute an
                        integral part of this Agreement.

2.      EFFECTIVE DATE

        2.1 This Agreement shall take effect on the date (the "Effective Date") of completion of the sale and purchase of 3,480,020 shares representing 2.01% of the total issued and paid-up share capital of the Company from Essar to JKF.

        2.2 On the Effective Date, the Parties shall ensure that the Articles, in the form and manner attached hereto as Schedule 2 are adopted at a General Meeting, and the resolution adopting the same shall be filed with the ROC. The Company shall take all steps including issue of notices to the appropriate shareholders of the Company, to ensure that an EGM is convened on the Effective Date and the requisite resolutions are passed.

3.      SHAREHOLDING PATTERN

        Subject as elsewhere provided in this Agreement, the issued and paid-up share capital of the Company shall be held, directly or indirectly in the following manner:

        Essar:            49.03%
        CGP               48.96%
        JKF:               2.01%

4.      MEETINGS OF SHAREHOLDERS

4.1     GENERAL MEETINGS

        An AGM of the Shareholders shall be held each calendar year within six
        (6) months following the end of the previous Accounting Year of the Company. The Board of Directors shall provide the Company's previous Accounting Year's audited financial statements to all Shareholders at least one (1) month before the AGM is held to approve and adopt the audited financial statements. All other Shareholders' meetings, other than the AGM shall be EGMs.

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4.2     QUORUM

        The quorum for an AGM or EGM with respect to any agenda shall be at least two (2) Shareholders present in person or through duly authorised representative holding more than sixty percent (60%) of the total issued and paid-up share capital of the Company. If the proposed AGM or EGM with respect to any quorum is not validly constituted as required by this Clause 4.2, or if such a quorum is not maintained throughout such meeting, then the meeting shall be adjourned for a period of 7 days, with notice of such adjournment to be provided to the Shareholders within three (3) days of such adjournment. At the meeting held pursuant to the adjournment, the shareholders present shall constitute the quorum for the meeting. A quorum must be present at the beginning and throughout the meeting.

5.      DIRECTORS AND OFFICERS

5.1     DIRECTORS OF THE COMPANY

(a) Subject to the provisions of the Act, the Board shall comprise seven Directors. Three Directors (the "CGP Directors") shall be nominated by CGP, three Directors (the "Essar Directors") shall be nominated by Essar and one Director (the "JKF Director") shall be nominated by JKF. The Shareholder or CGP nominating a Director may by notice in writing to the Company require the removal of such Director and nominate another person as a Director to act in his/her place.

(b) If the holding, directly or indirectly, of CGP or Essar falls below 10% of the issued and paid-up equity share capital of the Company, then they shall have the right of nomination under this Clause 5.1, in respect of one Director only..

(c) Three Directors shall be non-retiring Directors, one each of whom shall be nominated by Essar, CGP and JKF.

5.2     NOMINATED DIRECTORS TO BE ELECTED

        Subject to the provisions of the Act, each of the Parties undertake to procure that the persons nominated in accordance with Clause 5.1 shall be elected or re-elected as Directors or appointed to the Board as the case may be. Furthermore, upon receipt of a written request from CGP, Essar or JKF (as the case may be) to remove or not to re-elect any Director nominated by them, the Parties shall procure the removal or shall fail to re-elect such Director as so requested.

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5.3     ALTERNATE DIRECTOR

        In the event that a Director (an "Original Director") is away for a continuos period of not less than three (3) months from the state in which the meetings of the Board of Directors are ordinarily held, the Board shall appoint another Director (an "Alternate Director") for and in place of the Original Director. The Board shall appoint only such Alternate Director nominated by the Shareholder or CGP that nominated the Original Director. The Alternate Director shall vacate office if and when the Original Director returns to the state in which meetings of the Board are ordinarily held. Upon the appointment of the Alternate Director, the Company shall ensure compliance with the provisions of the Act, including by filing necessary forms with the Registrar of Companies. The Alternate Director shall be entitled to receive notice of all meetings and to attend and vote at such meetings in place of the Original Director and generally to perform all functions of the Original Director in his absence.

5.4     DIRECTORS FEES

        Subject to the provisions of the Act, the Directors shall not be paid any fees for acting in their capacity as Directors. All Directors may, subject to applicable restrictions if any under law, be remunerated separately for the performance of special or executive duties approved from time to time by the Board. All Directors will be entitled to be paid or reimbursed their reasonable travelling, accommodation and subsistence expenses incurred in attending meetings (Board/ general/ any other committee meeting) and/or in the discharge of their duties as Directors.

5.5     PLACE AND CALLING OF BOARD MEETINGS

        Board meetings shall be held at such places, in or outside of India as the Board may determine and failing any such determination at the Company's registered office in Delhi. Board meetings shall be held at least once every three months and at least four times in each year. Any Director may call a meeting of the Board. Unless the requirement of notice is waived by all Directors, fourteen days written notice (or such shorter period as all the Directors may agree) of Board meetings shall be given to all Directors and their Alternate Directors. Each notice of a meeting of the Board shall contain inter alia, an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting and shall be accompanied by all necessary written information. Where a Board meeting is adjourned, it shall be reconvened on a day seven Business Days from the original date at the same place and time unless the Board decides otherwise. Notices and

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        minutes of Board meetings shall be given to each Director at their last known address, whether resident in India or abroad.

5.6     RESOLUTION BY CIRCULATION

        Subject to the provisions of the Act, resolutions of the Board may be passed by circulation, if the resolution has been circulated in draft, together with necessary papers, if any, to all the Directors, then in India or outside India, and has been signed by a majority of the Directors, provided that in respect of matters contained in Clause 6.4 hereof, the resolution should be signed by at least one Essar Director and one CGP Director. Such resolutions may be signed by the Directors as single documents or in counterparts.

5.7     CHAIRMAN AND VICE CHAIRMAN

        The Chairman of the Board shall be nominated by CGP from amongst the Directors of the Company nominated by CGP. The Vice-Chairman of the Board shall be nominated by Essar from amongst the Directors of the Company nominated by Essar. Each of the Shareholders shall ensure (including by exercise of their respective voting rights) the appointment of the CGP nominee as the Chairman and the Essar nominee as the Vice-Chairman. The Chairman of the Board shall preside as chairman of each meeting of the Board at which he is present and in his absence the Vice Chairman shall preside as Chairman of the meeting. In the absence of the Chairman and the Vice-Chairman, the Directors attending the meeting shall elect a Director from amongst themselves to chair the meeting. In the event of any equality of votes, the chairman of the meeting shall not have a second or casting vote. Neither Essar or CGP shall have the right to nominate the Chairman or Vice-Chairman, as the case may be, if it ceases to have the right to nominate more than one Director pursuant to Clause 5.1(b).

5.8     EXECUTIVE COMMITTEE

        The Board shall have the power to appoint an Executive Committee and delegate the powers to such Committee for the day to day management of the Company, provided that no delegation shall be made to the Executive Committee in respect of the matters contained in Clause 6.4 hereof. The exercise of powers of management by the Committee shall be subject to the overall supervision of the Board.

        The Executive Committee shall consist of the Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), Chief Commercial Officer

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        ("CCO"), Chief Marketing Officer ("CMO"), and Chief Technical Officer
        ("CTO"), each of whom shall be nominated by CGP.

5.9     QUORUM FOR DIRECTORS MEETINGS

        The quorum for meetings of the Board shall be 4 (Four) Directors consisting of at least one Director each nominated by Essar, CGP and JKF, excluding interested Directors. If a quorum is not present, the meeting shall be adjourned for seven Business Days at the same place and time and if no quorum is then present the Directors present shall form a quorum.

5.10    ATTENDANCE BY CONSULTANTS, ADVISERS AND NON VOTING ATTENDEES

        If the Board so authorises or requests, auditors, consultants, and advisers of the Company (in addition to those who also act for any one or more of the Directors in a personal capacity) and employees of the Company shall be permitted to attend and speak at meetings of the Board, but not to vote.

5.11    DECISIONS BY MAJORITY VOTE

        Subject to Clause 6.4 hereof and except as otherwise provided in the Act, all decisions of the Board shall be taken by a majority of the Directors present and voting a meeting of the Board, or as the case may be, the directors voting by way of a circular resolution.

5.12    SECRETARY

        The secretary of the Company shall be such person as shall from time to time be determined by the Board.

5.13    AUDITORS

        The auditors of the Company shall be PriceWaterhouseCoopers. or such international and reputable firm of accountants as shall from time to time be recommended by the Board.

5.14    ACCOUNTING YEAR

        The accounting year of the Company (the "Accounting Year") shall end on 31st March each year or such other date as the Parties shall agree and the Company in general meeting shall resolve.

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6.      MANAGEMENT

6.1     BUSINESS TO BE MANAGED BY BOARD

        The Board shall be responsible for the management of the business of the Company and determining the overall policies and objectives of the Company. The Board shall delegate responsibility for managing the day to day operations of the Company to either the CEO or the Executive Committee on such terms as the Board deems desirable and subject always to the terms of this Agreement.

6.2     CEO

        In addition to the Directors appointed under Clause 5.1, CGP shall nominate and the Board shall appoint a CEO of the Company, provided that:

        (a) any candidate for the post shall have the requisite technical qualifications and provided that prior to such nomination CGP shall consult Essar; and

        (b)     any appointment thereof shall be subject to Board approval.

6.3     PERFORMANCE OF CEO

        The CEO shall be responsible for the day to day operations of the Company subject to the overall control of the Board. The Parties recognise that the CEO will manage the business and affairs of the Company and that his performance shall be the subject matter of a consultative process and joint review of the Board.

6.4     MAJORITY VOTES REQUIRED FOR CERTAIN BOARD MEETING

        Notwithstanding any other provision in this Agreement, the Shareholders and CGP agree that the following matters shall not be implemented in respect of the Company without the passing of a resolution of the Directors present and voting, on the issue at a Board Meeting of the Company, which resolution is approved by at least one of the Essar Directors (for so long as Essar holds at least 10% of the issued and paid up share capital of the Company) and at least one of the CGP Directors (for so long as CGP holds at least 10% of the issued and paid up share capital of the Company), excluding interested Directors who are prohibited at law to vote thereon:

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        (a)     approval of the annual business plan of the Company where such business plan is not within guidelines agreed between the Parties;

        (b) merger and/or consolidation of the Company or its business with another company or acquisition of the substantial part of the business or assets of another company;

        (c) entry into a new business not carried on by the Company as at the date of this Agreement;

        (d) sale of a substantial part of the business or assets of the Company;

        (e) transactions between the Company and any Shareholder or its Affiliate;

        (f) execution of High Value Contracts which have not been contemplated in the business plan or budget;

        (g) execution of any agreement between the Company and any Shareholder or its Affiliate;

        (h)     liquidation, winding up of the Company; and

        (i)     amendment to the Memorandum or Articles of the Company.

6.5     RESERVED DECISIONS

        Decisions of the Board under sub-clauses (a) and (f) of Clause 6.4. shall be referred to "Reserved Decisions". In the event of the Board being unable to agree on any Reserved Decision within seven (7) days of the Board meeting, the following procedures shall apply:

        (a) A summary of the facts surrounding the disputed Reserved Decision shall be sent by the Company to one of the Directors nominated by each of Essar, CGP and JKF ("Concerned Directors");

        (b) Within seven (7) days of the receipt of such summary, the Concerned Directors shall meet and discuss the disputed Reserved Decision and shall take all steps and to reach a consensus acceptable to theShareholders and CGP;

        (c) If the Concerned Directors are unable to reach a consensus in the manner set forth in sub-clause (b) above within a further

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                period of fourteen (14) days, then the matter shall be referred back to the Board where a simple majority shall be all that is required to decide the matter;

        (d) In the event that either CGP or Essar have an objection to the decision reached in the manner set out in clause (c) above, it may give a notice to the other Shareholders and the Company and CGP (if applicable) within 14 days of such a decision being taken in accordance with clause (c), of its continuing objection. The Shareholders the Company and CGP shall then attempt to complete an IPO of the Company, if the prevailing market conditions so permit, within six months from the expiry of the 14 day period notice given by CGP or Essar pursuant to this sub clause.

        (e) In the event of that Essar still disputes the decision and the IPO has not been effected within the aforesaid six month period, for any reason whatsoever Essar shall have a right to sell the Essar Shares to CGP or to its designated nominee (and CGP or its designated nominee shall be obligated to purchase the Essar Shares) at a price which is 10% less than Fair Value of the Essar Shares, as determined in the manner set out in Schedule A.

7.      BUSINESS PLAN & BUDGET

7.1     BUSINESS PLAN & BUDGET

        The Company shall prepare at least two months prior to the close of each Accounting Year and the Board shall review, amend and, if deemed appropriate, approve prior to the close of such Accounting year a business plan and a budget comprised of a balance sheet, profit and loss statement, cash flow statement, capital expenditure statement and funding requirements schedule covering the five year period commencing at the close of such Accounting Year. The Parties agree that the broad guidelines for drawing up the business plan include having a best in class network and customer service platform, best branding, sufficient cash requirement to tackle competition and with an initial focus on voice telephony to be followed by data business.

7.2     BUDGET DETAILS

        The budget shall be in sufficient detail to provide the Directors with information sufficient to facilitate their approval.

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8.      [***]

9.      FUNDING AND CAPITAL

9.1     FUNDING OF THE COMPANY

        Unless otherwise determined by the Board, the funds required by the Company shall be provided first, by the Company's cash flow, secondly, by external borrowings in accordance with Clause 9.3, thirdly, by shareholders loans and lastly, by the issue of additional share capital. The additional share capital shall either be equity or preference. The debt-equity ratio shall be determined by the Board from time to time. If further funding is required, the Shareholders shall provide such further funding pro rata on the basis of their respective shareholding in the Company.

9.2     CAPITAL CONTRIBUTION

        (a) Based on the funding requirements of the Company, the CEO shall determine when equity capital calls are to be made, and shall make a recommendation to the Board for making equity capital calls. The Board may, from time to time, pass resolutions calling for equity capital contributions to the Company (each such contribution a "Capital Contribution") from the Shareholders which will result in the Company receiving the amount of cash determined by the Board to be necessary to fund the business needs of the Company to support growth requirements (each such resolution, a "Cash Call"). Each Capital Contribution pursuant to this Clause 9.2 shall be made by the Shareholders in the form of a subscription to Shares. The Shareholders shall make such Capital Contributions in proportion to their respective holdings of the total issued and paid-up share capital of the Company at the time of the applicable Cash Call. Unless otherwise specified by the Board of Directors, each Capital Contribution shall be payable by the Shareholders in Rupees, on the date specified in the applicable Cash Call, by wire transfer to the account of the Company specified in such Cash Call.

        (b) If any Shareholder does not pay or procure payment of its ratable portion of any Capital Contribution required to be made pursuant to sub-clause (a) above within thirty (30) days from the date of the applicable Cash Call (or such other extended period as may be required to obtain necessary regulatory approvals), each of the other Shareholders if it has paid its ratable portion of such Capital Contribution, has the option to pay or ensure that its designee pays a pro-rata share of such non-paying Shareholder's portion in the form of a subscription of Shares, thereby increasing its respective holdings of the total issued and paid-up share capital of the Company, and decreasing the percentage holdings of the non-paying Shareholder's holding in the total issued and paid-up capital of the Company. The valuation for the issue of the Shares pursuant to this Clause 9.2 shall be as agreed to between the Parties, or if the Parties cannot reach an agreement within 14 days, Fair Value determined in the manner set forth in Schedule A.

9.3     DEBT FINANCING

        In the event that the financing is done through external borrowing by the Company, the Parties shall take all reasonable steps to ensure that the debt is subject to the following conditions:

        (a)     that the debt is without recourse to the Shareholders; or

        (b) where the lenders do not accept a non recourse loan or where the terms of the non recourse loan are not on reasonable commercial terms acceptable to the Board and therefore the debt involves recourse to the Shareholders, the Shareholders shall provide corporate guarantees for their respective Shares on a pro rata basis.

9.4     CREDIT SUPPORT

        In the event that the corporate guarantee(s) provided by the Shareholders in accordance with Clause 9.3(b) are not acceptable to the lenders, then the CEO shall determine whether it may be appropriate to procure further guarantees from the Shareholders that are acceptable to the lenders or to make equity capital calls in the manner set forth in Clause 9.2 above. In the event that the CEO determines that further guarantees are to be procured from the Shareholders on a pro rata basis, and any Shareholder cannot provide such guarantees, then the Board may call upon any other Shareholder(s) to guarantee or support the entire amount of the debt financing, provided that the Shareholder providing such support shall be entitled to the option ("Guarantee Call Option") either directly or through a designee to purchase Shares of the defaulting Shareholder in the following manner and to the following extent:

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

        (a) the number of shares for which the option to apply to be equal to a number so as to ensure that the Shareholder exercising the Guarantee Call Option holds such percentage of the Shares of the Company upon exercising the Guarantee Call Option as it would have held had an equity call for the amount of the credit support been made at the time of providing the credit support;

        (b) the price of the Shares to be sold if the non-defaulting Shareholder exercises the Guarantee Call Option shall be 10% above the Fair Value at the time of providing the credit support. Fair Value shall be as determined in the manner set out in Schedule A;

        (c) the non-defaulting Shareholder exercising the Guarantee Call Option may exercise such Guarantee Call Option at any time provided the non-defaulting Shareholder provides at least 15 Business Days' notice of its intention to exercise the Guarantee Call Option to the defaulting Shareholder. The defaulting Shareholder shall have the right to terminate the Guarantee Call Option at any time, including during such notice period, by providing its share of credit support in accordance with this Clause 9.4.

10.     TRANSFER OF SHARES

10.1    RESTRICTIONS ON TRANSFERS OF OWNERSHIP

        No rights conferred by the ownership of a Share may be transferred separately from legal title to the Share itself and no Share can be transferred other than pursuant to the provisions of this Agreement. Any transfer of Shares not made in accordance with the provisions of this Agreement shall be null and void ab initio.

10.2    NO MORTGAGE OR PLEDGE OF SHARES

        Each of the Shareholders, hereby undertakes with the others that during the continuance of this Agreement it shall not, without the prior written consent of the other Shareholders (which may be given in their sole discretion and subject to such terms and conditions as they may deem fit):

        (a) mortgage, charge, pledge or otherwise encumber the whole or any part of its Shares; or

        (b) assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separately from the legal interest,

        provided that the Mauritius Companies and JKF shall not unreasonably withhold their consent to a pledge of the Essar Shares if the pledge is required to refinance the loan provided to Essar on the Effective Date by GE Capital Services India and the party taking the pledge acknowledges the fact that the Essar Shares are subject to the terms of this Agreement.

10.3    PERMITTED TRANSFERS

        Subject to Clause 10.11 hereof, any Shareholder may transfer its Shares to an Affiliate thereof, so long as the transferee has executed an instrument agreeing to be bound by the terms of this Agreement.

10.4    DEFAULT

        A Shareholder shall be in default for the purposes of Clause 10.5 if:

        (a)     it breaches Clause 10.1;

        (b)     it breaches Clause 10.2;

        (c) it commits a material breach of any provision of this Agreement and fails to remedy such breach within 30 days of being required in writing to do so by any other Shareholder;

        (d) it becomes bankrupt or insolvent or stops payment to or makes an arrangement with its creditors generally, or any resolution is passed for its winding up or bankruptcy (other than a winding up for the purpose of reconstruction or amalgamation) or any petition or proceedings to winding up that Shareholder has been admitted by a competent court of law (and such petition or proceeding is not disputed in good faith) or it ceases to exist or there is an attachment of or the levy of execution on a substantial part of the assets or business of that Shareholder which is not remedied within 120 days, or an encumbrancer takes possession of or a receiver, trustee, administrator or similar officer is appointed over all or substantial part of its assets or business; or

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

        (e)     it breaches Clause 13.

10.5    SALE OF SHARES ON DEFAULT

        If any Shareholder is in default within the meaning of Clause 10.4 (the "Defaulting Party") the other Shareholders or any of them (not including the Company or any Affiliate of the Defaulting Party) (the "Non-Defaulting Parties") may within 30 days of becoming aware of such default give the Defaulting Party, written notice of the default ("Disposal Notice") requiring the Defaulting Party to transfer all of its Shares (the "Disposal Shares") to the Non-Defaulting Party or its designee at 10% less than the Fair Value determined in the manner set forth in Schedule A , and the Disposal Shares shall then be promptly transferred to the Non-Defaulting Party or its designee. In the event of more than one Disposal Notices being served, any transfer of Shares thereby resulting shall be pro-rata to the existing respective shareholdings in the Company of the Non-Defaulting Parties in question. In order to facilitate such sale and transfer the following shall apply:

        (a) 30 days after the receipt by the Defaulting Party of the Disposal Notice, the Directors in the Company appointed by the Non-Defaulting Parties or its Affiliates (the "Non-Defaulting Directors") shall be constituted the agent of the registered owner of the Disposal Shares, for the sale of the Disposal Shares to the Non Defaulting Party or Parties or its designees.

        (b) Within 7 days after the expiry of the 30 day period referred to in Clause 10.5 (a) above, the Non-Defaulting Directors shall execute in the name and on behalf of the registered owners thereof, and deliver to the Non-Defaulting Parties, a transfer of the Disposal Shares to the Non-Defaulting Parties or its designee in exchange for cashiers or bank cheques in favour of the registered owners of the Disposal Shares at 10% less than the Fair Value. The Non-Defaulting Directors shall hold the cheques to the order of the registered owners of the Disposal Shares, once such Shares have been registered in the name of the Non-Defaulting Party or its designee.

        (c) Notwithstanding the provisions of Clauses 5.9, 5.11 and 6.4, the Directors of the Company nominated by the Non-Defaulting Parties shall constitute a quorum for passing a resolution to register the transfer of the Disposal Shares to the transferee.

        (d) In the event that Government and regulatory approvals are needed for the transfer of the Disposal Shares to the

                Non-Defaulting Party or its designee, the time for transfer and payment for such Shares shall be extended while such approval is being actively sought by the Non-Defaulting Party or its designee.

        (e) In the event that the Non-Defaulting Party or one of its Affiliates is unable to take up any of the Disposal Shares due to Indian law or foreign investment regulations, such Non-Defaulting Party shall be entitled to nominate any third party acceptable under Indian law to acquire such Disposal Shares.

        (f) The Defaulting Party agrees not to take any actions to prevent or delay the transfer and registration of the Disposal Shares.

        The rights of the Non Defaulting Parties under this Clause 10.5 shall be in addition to and without prejudice to their rights to claim damages and other remedies against the Defaulting Party.

10.6    REPAYMENT OF SHAREHOLDER LOANS AND GUARANTEES

        In the event of any transfer of Shares consequent on a default and unless otherwise agreed:

        (a) any shareholder loans advanced by the Defaulting Party or any of its Affiliates shall, notwithstanding the terms of such loan, be repaid :

                (i) by the Company at the later of the original repayment date or the first anniversary of the date of such transfer; or

                (ii) by an assignment or novation of all or part of such loan(s) to the Non-Defaulting Party or its designee at the face value plus the accumulated interest on the loans to the Non-Defaulting Party or its designee, as may be agreed between the Non-Defaulting Party and the Company. Any interest agreed to be paid by the Company in respect of such loan(s) shall continue to accrue until payment shall be made in full but not otherwise;

        (b) the Non Defaulting Parties shall use reasonable endeavours to procure the release of any shareholder guarantee given by the Defaulting Party or any of its Affiliates for the benefit of the Company.

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

10.7    TITLE AND COMPLETION OF SHARE TRANSFERS

        All transfers of Shares shall be effected by the transferor selling as beneficial and legal owner free and clear of all liens, charges and encumbrances and together with all rights attaching thereto, and upon completion, the transferor shall deliver to the transferee, forms of transfer in respect of the relevant Shares duly executed by the transferor in favour of the transferee together with the relevant share certificates and shall vote on the Board to register the transferee as the owner of the Shares against payment by the transferee of the price due in respect thereof. Subject to this Clause 10.7 the Parties shall thereupon do or procure to be done all such acts and things as may be necessary to give full effect to the transfer and the registration thereof.

10.8    RIGHTS OF FIRST REFUSAL

10.8.1  Essar Shares

        (a) Should Essar wish to transfer any Shares (except for the transfer of Shares permitted in Clause 10.3), it shall offer them to the Mauritius Companies and JKF or their designees, in proportion to their respective shareholdings in the Company, by serving a transfer notice ("Essar Transfer Notice") on them stating the number of Shares ("Essar Offer Shares") which it proposes to sell and whether any shareholder loans or part thereof are to be sold as condition of the sale of the Essar Offer Shares together with:

                (i) the price and other terms, if any, at which it is willing to sell Essar Offer Shares and shareholder loans, such price not being higher or the terms more onerous than those to any bona fide third person offering to buy the Essar Offer Shares or, in the case of shareholder loans such price being not higher than the face value of such loans plus the accumulated interest thereon, if any;

                (ii) such details of the terms of any bona fide offer it has received to purchase the Essar Offer Shares and the shareholder loans, if any, as may be reasonably necessary for the Mauritius Companies and JKF to determine the price and other terms of such offer ;

                (iii) the identity of the person making the offer ("Essar Prospective Purchaser") and of its ultimate parent

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

                        company and beneficial owner and/ or the true buyer (if known to be different).

        (b) Within 21 days after the Essar Transfer Notice is given any of the Mauritius Companies and JKF may:

                (i) if the Essar Transfer Notice is accompanied by details of a bona fide offer, require Essar to produce to it such further evidence as it may reasonably require to enable it to establish the bona fides of the offer by the Essar Prospective Purchaser;

                (ii) if the Essar Transfer Notice is not accompanied by details of a bona fide offer, serve on Essar and the Company a notice requiring the Fair Value of the Essar Offer Shares to be determined ("Essar Valuation Notice");

        (c) Each of the Mauritius Companies and JKF shall be entitled within a period of 21 days after any Essar Transfer Notice is given or within a period of 7 days after the date of provision to them of such further evidence or information as may be requested under Clause 10.8.1(b)(i) as the case may be (whichever is the later), to serve a purchase notice ("Essar Purchase Notice") on Essar stating:

                (i) that it wishes to purchase the Essar Offer Shares and the shareholder loans if any at the price and on the other terms stated in the Essar Transfer Notice; or

                (ii)    that it declines the Essar Offer Shares.

        (d) Subject to clauses 10.8.1 (e) and (f), if Essar has not received Essar Purchase Notice (or Notices) under the terms of Clause 10.8.1(c) (i) in respect of the total number of Essar Offer Shares or having received the same has not within 30 days thereafter received the price for the Essar Offer Shares in return for a transfer complying with Clause 10.7, it shall be entitled to sell all, but not less than all, of the Essar Offer Shares not so purchased to the Essar Prospective Purchaser if there is any, otherwise to any person at not less than the price and on the terms no less onerous than those set out in the Essar Transfer Notice provided that if such sale is not completed within 90 days after the expiry of the relevant time period referred to in Clause 10.8.1(c), subject to any extension thereof under Clause 10.10(c) hereof, the right to sell the Essar Offer Shares to the Essar Prospective Purchaser or any other person shall lapse.

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

        (e) In the event that a Essar Valuation Notice is served under the provisions of Clause 10.8.1(b) (ii) then, the provisions of Schedule A shall apply. On determination of the Fair Value in accordance with such schedule, the Company shall forthwith upon receipt of the valuers'(as defined in Schedule A below) determination notify Essar, the Mauritius Companies and JKF thereof and then each of the Mauritius Companies and JKF shall have the option within 14 days of the Company's notice under this Clause 10.8.1(e) to serve a purchase notice ("Essar Purchase Notice") on Essar stating the Essar Offer Shares and shareholder loans (if any) which it wishes to purchase.

        (f) In respect of Clause 10.8.1(e) hereof, if Essar has not received Essar Purchase Notice (or Notices) in respect of the total number of Essar Offer Shares or having received the same has not within 30 days thereafter received the total price for the Essar Offer Shares in return for a transfer complying with Clause 10.7, Essar shall be entitled to sell all but not part of the Essar Offer Shares not so purchased to any person at a price not less than that represented by the Fair Value, provided that if such sale is not completed within 90 days after the expiry of the relevant time period referred to in Clause 10.8.1(b)(ii) subject to any extension thereof under Clause 10.10(c) the right to sell the Offer Shares shall lapse.

        (g)     (i)     In the event of there being more than one Essar Purchase
                        Notice served on Essar, the Parties serving such Purchase Notice shall be entitled to purchase the Essar
                        Offer Shares in proportion to the size of their respective shareholdings in the Company. If more than one Essar Purchase Notice is served on Essar, Essar shall so inform the Company which shall allocate the Essar Offer Shares to such Parties who have served a Essar Purchase Notice, in proportion to their shareholdings in the Company. The Company shall forthwith give notice of such allocations to Essar and such Parties, and Essar shall be bound upon payment to transfer the Essar Offer Shares so allocated to such Parties; provided that Essar shall not be bound to transfer the Essar Offer Shares to any purchaser unless it has received payment in full for all such Essar Offer
                        Shares.

                (ii) Provided that nothing in this Clause 10.8.1 shall apply in respect of an IPO, including any restructuring required

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

                        prior to an IPO or by virtue of any governmental guidelines or requirements.

10.8.2  CGP Shares

        (a) Should any of the Mauritius Companies (the "Transferor MC") wish to transfer any Shares (except for the transfer of Shares permitted in Clause 10.3), it shall offer them to Essar and JKF or their designees, in proportion to their shareholdings in the Company, by serving a transfer notice ("MC Transfer Notice") on them stating the number of Shares ("MC Offer Shares") which it proposes to sell and whether any shareholder loans or part thereof are to be sold as condition of the sale of the MCOffer Shares together with:

                (i) the price and other terms, if any, at which it is willing to sell its MC Offer Shares and shareholder loans, such price not being higher or the terms more onerous than those to any bona fide third person offering to buy the MC Offer Shares or, in the case of shareholders loans such price not being higher than the face value of such loans and the accumulated interest thereon, if any;

                (ii) such details of the terms of any bona fide offer it has received to purchase the MC Offer Shares and the shareholder loans if any as may be reasonably necessary for Essar and JKF to determine the price and other terms of such offer ;

                (iii) the identity of the person making the offer ("MC Prospective Purchaser") of its ultimate parent company and beneficial owner and/ or the true buyer (if known to be different).

        (b) Within 21 days after the MC Transfer Notice is given any of Essar and JKF may:

                (i) if the MC Transfer Notice is accompanied by details of a bona fide offer, require the Transferor MC to produce to it such further evidence as it may reasonably require to enable it to establish the bona fides of the offer by the MC Prospective Purchaser;

                (ii) if the MC Transfer Notice is not accompanied by details of a bona fide offer, serve on the Transferor MC and the

                        Company a notice requiring the Fair Value of the MC Offer Shares to be determined ("MCValuation Notice").

        (c) Each of Essar and JFK shall be entitled within a period of 21 days after any MC Transfer Notice is given or within a period of 7 days after the date of provision to them of such further evidence or information as may be requested under 10.8.2(b) (i) as the case may be (whichever is the later), to serve a purchase notice ("MC Purchase Notice") on the Transferor MC stating:

                (i) that it wishes to purchase the MC Offer Shares and the shareholder loans if any, at the price stated in the MC Transfer Notice; or

                (ii)    that it declines the MC Offer Shares.

        (d) Subject to Clauses 10.8.2 (e) and (f), if the Transferor MC has not received a MC Purchase Notice (or Notices) under the terms of Clause 10.8.2(c) in respet of the total number of MC Offer Shares or having received the same has not within 30 days, thereafter received the price for the MC Offer Shares in return for a transfer complying with Clause 10.7, it shall be entitled to sell all, but not less than all, of the MC Offer Shares not so purchased to the MC Prospective Purchaser if there is any, otherwise to any person at not less than the price and on terms no less onerous than those set out in the MC Transfer Notice provided that if such sale is not completed within 90 days after the expiry of the relevant time period referred to in Clause
                10.8.2 (c), subject to any extension thereof under Clause 10.10(c) hereof, the right to sell the MC Offer Shares to the MC Prospective Purchaser or any other person shall lapse.

        (e) In the event that a MC Valuation Notice is served under the provisions of Clause 10.8.2(b) (ii) then, the provisions of Schedule A shall apply. On determination of the Fair Value in accordance with such schedule, the Company shall forthwith upon receipt of the valuers' determination notify the Transferor MC, Essar and JKF thereof and then each of Essar and JKF shall have the option within 14 days of the Company's notice under this Clause 10.8.2 (e) to serve a purchase notice ("MC Purchase Notice") on the Transferor MC stating the MC Offer Shares and shareholder loans (if any) it wishes to purchase.

        (f) In respect of Clause 10.8.2 (e) hereof, if the Transferor MC has not received a MC Purchase Notice (or Notices) in respect of the total number of MC Offer Shares or having received the same has not within 30 days thereafter received the total price for the MC Offer Shares in return for a transfer complying with Clause 10.7, the Transferor MC shall be entitled to sell all but not part of the MC Offer Shares not so purchased to any person at a price not less than that represented by the Fair Value, provided that if such sale is not completed within 90 days after the expiry of the relevant time period referred to in Clause
                10.8.2 (b)(ii) subject to any extension thereof under Clause 10.10(c) the right to sell the MC Offer Shares shall lapse.

        (g)     (i)     In the event of there being more than one Purchase
                        Notice served on the Transferor MC, the Parties serving such Purchase Notice shall be entitled to purchase the MC Offer Shares in proportion to the size of their respective shareholdings in the Company. If more than one Purchase Noticeis served on the Transferor MC, the Transferor MC shall so inform the Company which shall allocate the MC Offer Shares to such Parties who have served a MC Purchase Notice, in proportion to their shareholdings in the Company. The Company shall forthwith give notice of such allocations to the Transferor MC and such Parties, and the Transferor MC shall be bound upon payment to transfer the MC Offer
                        Shares so allocated to such Parties, provided that the Transferor MC shall not be bound to transfer the MC
                        Offer Shares to any purchaser unless it has received payment in full for such MC Offer Shares.

                (ii) Provided that nothing in this Clause 10.8.2 shall apply in respect of an IPO, including any restructuring required prior to an IPO or by virtue of any governmental guidelines or requirements.

10.8.3  JKF Shares

        (a) Should JKF wish to transfer any Shares (except for the transfer of Shares permitted in Clause 10.3), it shall offer them to the Mauritius Companies by serving a transfer notice ("Transfer Notice") on the Mauritius Companies stating the number of Shares ("Offer Shares") which it proposes to sell and whether any shareholder loans or part thereof are to be sold as condition of the sale of the Offer Shares together with:

                (i) the price and other terms, if any, at which it is willing to sell its Offer Shares and shareholder loans, such price not

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

                        being higher or the terms more onerous than those to any bona fide third person offering to buy the Offer Shares or, in the case of shareholders loans, such price not being higher than the face value of such loans and the accumulated interest thereon, if any;

                (ii) full details of the terms of any bona fide offer it has received to purchase the Offer Shares, if any; and

                (iii) the identity of the person making the offer ("Prospective Purchaser") and its ultimate parent company and beneficial owner and/or the true buyer (if know to be different).

                (b) Within 21 days after the Transfer Notice is given, any of the Mauritius Companies may, (i) if the Transfer Notice is accompanied by details of a bona fide offer, require JKF to produce to it such further evidence as it may reasonably require to enable it to establish the bona fides of the offer by the Prospective Purchaser; or
                        (ii) if the Transfer Notice is not accompanied by details of a bona fide offer, serve on JKF and the Company a notice requiring the Fair Value of the Offer Shares to be determined in the manner set forth in Schedule A hereto ("Valuation Notice");

                (c) Each of the Mauritius Companies shall be entitled within a period of 21 days after any Transfer Notice is given or wihtin a period of 7 days after the date of provision to it of such further evidence or information as may be requested under Clause 10.8.3 (b) (i) as the case may be (whichever is the later) to serve a purchase notice ("Purchase Notice") on JKF

                (i) stating that it wishes to purchase the Offer Shares and shareholder loans at the price stated in the Transfer Notice; or

                (ii)    that it declines the Offer Shares.

        (d) In the event that a Valuation Notice is served under the provision of Clause 10.8.3(b)(ii) then the provisions of Schedule A shall apply. On determination of the Fair Value in accordance with such schedule, the Company shall forthwith upon receipt of the Valuers' determination notify JKF and the Mauritius Companies thereof and then each of the Mauritius

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                Companies shall have the option within 14 days of the Company's notice under this Clause 10.8.3(d) to serve a purchase notice (the "Purchase Notice") on JKF stating the Offer Shares and shareholder loans (if any) it wishes to purchase.

        (e) If JKF has not received a Purchase Notice (or Notices) for the Offer Shares or having received the same has not within 30 days thereafter received the total price for the Offer Shares from the relevant Mauritius Companies in return for a transfer complying with Clause 10.7, JKF shall offer the Offer Shares to Essar and the terms of this Clause 10.8.3 (a) to (d) shall apply mutatis mutandis, in respect of such offer to Essar.

        (f) If JKF has not received a Purchase Notice for the Offer Shares or having received the same has not within 30 days thereafter received the total price for the Offer Shares from Essar in return for a transfer complying with Clause 10.7, JKF shall be entitled to sell all but not part of the Offer Shares to the Prospective Purchase at a price not less than the price and on terms no less onerous than those set out in the Transfer Notice provided that if such sale is not completed within 90 days after the expiry of the relevant time period referred to in Clause
                10.8.3 (b) (ii) subject to any extension thereof under Clause
                10.10 (c) the right to sell the Offer Shares shall lapse.

10.9    TAG ALONG

        Subject to Clause 10.10 hereof, in the event that the Mauritius Companies intend to sell more than 80% of their aggregate shareholdings in the Company (the "Sale Shares") otherwise than as permitted by Clause
        10.3 hereof:

        (a) they shall notify Essar in writing stipulating the principal terms and conditions of any such sale, particularly as to the price and time scale thereof (the "Sale Notice");

        (b) Essar may, by written notice to the Mauritius Companies, within 21 days or such longer reasonable period permitted by the timescale shown by the Sale Notice, exercise it rights under this Clause 10.9 to the effect that it wishes to dispose of a number of the Shares equal to the parties respective shareholding in the Company (pro rata the number of Sale Shares in question) in the context of the sale contemplated by the Sale Notice;

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

        (c) The Mauritius Companies shall procure that the intended purchaser of the Sale Shares shall extend its offer to purchase the same to the Essar Shares, on terms no less favourable than those relating to the Sale Shares;

        (d) Essar shall thereafter co-operate with the Mauritius Companies and do all things necessary to effect completion of a sale of the Essar Shares substantially on the terms contemplated by the Sale Notice;

        Provided that:

        (i) it is hereby agreed and acknowledged that all negotiations in respect of a sale under the provisions of this Clause 10.9 shall be conducted by the Mauritius Companies who, however, shall take due note of any reasonable requests of Essar in regard thereto;

        (ii) the tag along rights under this Clause 10.9 shall be in compliance with the relevant Government of India regulations; and

        (iii) in the event that any such sale does not proceed to completion for whatever reason, neither party shall have any claim against the other in respect thereof, whether for damages, costs or otherwise.

10.10   SECTORAL CAPS

        It is hereby agreed that:

        (a) the Parties shall do all things necessary to ensure that any exercise of the rights comprised in this Clause 10 hereof shall not give rise to any breach of the sectoral caps of the Government of India then in force relating to foreign investment in the telecom sector; and

        (b) any sale or transfer contemplated under the provisions of this Clause 10 shall be subject to any necessary Government or regulatory approvals, whether in respect of the said sectoral caps or otherwise; and

        (c) any time limit imposed by the provisions of this Clause 10 shall be extended pro tanto in respect of any period reasonably necessary to obtain any approval under Clause 10.10 (b) hereof.

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

                Provided that, the parties shall use all reasonable endeavours to expedite the obtaining of any such approvals; and

        (d) If any Shareholder is unable to take up any Shares to be transferred in accordance with the provisions of this Agreement or any part thereof due to Indian law or foreign investment regulations, such Shareholder shall be entitled to nominate any third party acceptable under such law to purchase such Shares or any part thereof.

10.11   DEED OF ADHERENCE

        If Shares are being transferred in accordance with the provisions of this Agreement to any party not already bound by the terms of this Agreement, then the Shareholder transferring those Shares must procure prior to such transfer that such transferee, agrees to be bound by this Agreement by signing a deed of adherence in a form approved by the Board.

11.     FURTHER OBLIGATIONS OF THE PARTIES

11.1    FURTHER ASSURANCE

        The Parties shall do and execute or procure to be done and execute all such further acts, deeds, things and documents as may be necessary to give full effect to the terms of this Agreement.

11.2    DIRECTORS TO VOTE TO IMPLEMENT THIS AGREEMENT

        Each of the Shareholders and CGP shall procure that any Director nominated by it, shall exercise or refrain from exercising any voting rights so as to ensure the passing of any resolution necessary to give full effect to the provisions of this Agreement.

11.3    ACCOUNTING AND REPORTING

        Each of the Shareholders shall (to the extent it is within its power to do so) procure that the Company will and the Company shall:

        (a)     prepare business plans and budgets as set out in Clause 7.1;

        (b) keep true and accurate books of accounts and records in accordance with Indian and internationally accepted accounting practice and procedure and in accordance with Indian law and procure that such books and records are audited by the auditors

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

                annually as soon as possible after the end of each financial year;

        (c) upon reasonable written notice to the Company allow the Shareholders or their authorised representatives or professional advisers and the Directors, the right during normal business hours to inspect the books, accounting records and any documents or records of the Company, to make extracts and copies therefrom at their own expense, and to have full access to all its property and assets; and

        (d) supply to each Director, such regular management and financial information in English as is customary and as they may from time to time reasonably require Including monthly financial reports, monthly operating reports and status of various compliances.

11.4    EXCHANGE OF INFORMATION

        Each of the Parties shall promptly notify each other and the Company, of all or any matters coming to its notice which may affect the title to or enjoyment of the Company's premises, licences, authorisations, assets or property or the conduct of its business, and of all notifications, orders, demand and other communication received from any government or other authority in relation to the Company's business, licences, authorisations, assets or property.

11.5    FAIR DEALINGS

        All dealings between the Company and any Party or any Affiliate of a Party shall be on a fair and equitable basis and at arm's length.

12.     MAINTENANCE OF LICENCES, GOVERNMENT APPROVALS

        Each of the Parties shall (to the extent it is within its power to do so) procure that the Company shall :

        (a) use its best endeavours to obtain and maintain in full force and effect all governmental or other approvals, consents, licences, authorisations, declarations, filings and registrations as may be required or advisable for the carrying on of its business ("Relevant Authorisations"); and

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

        (b) obtain and keep in effect such new or additional Relevant Authorisations as may become necessary for the carrying on of its business.

13.     TERM, TERMINATION AND DISPUTES

13.1    TERM

        This Agreement shall continue in force from the date hereof, until a Shareholder ceases to hold any Shares in the Company or unless terminated by six months written notice upon mutual consent of Essar, CGP and JKF.

13.2    RIGHTS OF PARTIES ON WINDING UP

        The Parties may prove in the winding-up of the Company to the maximum extent permitted by law for all sums due or to fall due to them respectively from the Company and shall exercise all rights of set off and generally do all such other acts and things as may be available to them in order to obtain the maximum receipts and recoveries.

13.3    AGREEMENT TERMINATES ON WINDING UP

        In the event of the winding up of the Company, this Agreement shall terminate and all of the terms of this Agreement shall cease to bind the Parties. Termination of this Agreement shall not affect the rights of any Party to exercise its rights in respect of any breach of this Agreement by any or all of the Parties prior to the winding up of the Company. In the event of any Party ceasing to have any legal or beneficial interest in any Shares, the terms of this Agreement shall cease to bind such Party (except Clause 13 which shall continue to bind such Party) without prejudice to the rights of the other Parties to exercise their rights in respect of any breach of this Agreement by the departing Party prior to its ceasing to have any such interest, and if none of its Subsidiaries own any Shares, the Party ceasing to have such interest shall cause the Directors and CEO(if any) nominated by it to resign immediately.

14.     ARBITRATION AND CONSULTATION

14.1    CONSULTATION

        In the case of any dispute arising out of or in connection with this Agreement or its performance, including any question regarding its

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

        existence, validity or termination, the Parties shall first endeavour to reach an amicable settlement through mutual consultations and negotiations. If the Parties are unable to reach an amicable settlement within 30 Banking Days from the date on which the dispute arose (except as to any matter for which express provisions are made in this Agreement), any of the Parties may make a reference to arbitration in accordance with Clause 14.2 hereof.

14.2    ARBITRATION

        (a) In the absence of any settlement of disputes under Clause 14.1 above, any and all disputes or differences arising out of or in connection with this Agreement or its performance shall be submitted to arbitration at the request of a Party upon written notice to that effect to the other Party/ Parties and such arbitration shall be conducted in accordance with the Indian Arbitration and Conciliation Act, 1996 (the "Arbitration Act") by a panel consisting of three (3) arbitrators.

        (b) While submitting the dispute or difference to arbitration in accordance with sub-clause (a) above, the Party, while so submitting shall, in its notice, specify the name of one arbitrator appointed by it. Within 30 days of the receipt of notice, the other Parties shall appoint an arbitrator. The third arbitrator (who will act as the chairman) shall be nominated by the two arbitrators appointed as aforesaid or, failing such nomination within 30 days of the appointment of the second arbitrator, shall be appointed in accordance with the Arbitration Act. Each of the arbitrators shall be either a retired judge of the Supreme Court of India or retired judge of one of the high Court of India or a reputed member of the Bar Council of India having at least 15 years of experience as an advocate.

        (c) The language of the arbitration shall be English. The venue of the arbitration shall be at Mumbai, India.

        (d) The Parties agree that the award of the arbitrators shall be final and binding upon the Parties, and that none of the Parties shall be entitled to commence or maintain any action in a court of law upon any matter in dispute arising from or in relation to this Agreement, except for the enforcement of an arbitral award granted pursuant to this Clause if required.

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

15.     CONFIDENTIALITY

15.1    AGREEMENT CONFIDENTIAL

        The Parties agree to keep secret and confidential and not to disclose, except to the extent required by law or any regulatory authority, to any third party without the prior written consent of Essar, CGP, the Mauritius Companies and JKF any information (including the information as to the execution of this Agreement) or documents (including this Agreement and other related agreements that the Parties may execute) relating to the operation of the business of the Company.

        Any formal press or other public announcement in writing relating to this Agreement or any of its terms shall be in a form previously agreed Essar, CGP and JKF.

15.2    INJUNCTIVE RELIEF

        The obligations cast upon the Parties by this Clause 15 are extremely valuable, for which no adequate monetary compensation may be available, and accordingly performance of the said obligations by the other Party forms the very substance of this Agreement and goes to its very root and intent for which the aggrieved Party shall be, notwithstanding any other stipulation in this Agreement (including the arbitration provision), entitled to injunctive relief from the appropriate law courts in the event of the failure of the other Party to perform the said obligations.

15.3    SURVIVAL

        The rights, duties and obligations contained in this Clause 15 shall survive termination of this Agreement or the winding up of the Company.

16.     [***]

17.     AGREEMENT

17.1    AGREEMENT TO PREVAIL

        If any provision of the Memorandum or the Articles at any time conflicts with any provision of this Agreement then, to the extent permitted by Indian law, as between the Parties the provisions of this Agreement shall prevail.

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

17.2    AMENDMENT OF MEMORANDUM AND ARTICLES

        Each of the Parties hereby undertakes that it shall whenever necessary exercise all voting and other rights and powers available to it to procure the amendment of the Memorandum and Articles to the extent necessary to permit the Company and its affairs to be operated as provided herein so that the same are consistent with the provisions of this Agreement.

18.     NOTICES

        Any notice to be given by any Party to this Agreement should be in writing and shall be deemed duly served if delivered personally or sent by fax or by prepaid registered post (airmail in the case of international mail) to the addressee at the address or fax number set opposite its name below or at such other address or fax number as the Party to be served may have notified as its address or fax number for service:

        Essar Teleholdings Limited

                To: the Registered Office address stated above (to the attention of the Director )

                Copy to:

                Tel:       (91-11)
                Fax:       (91 11)
                Attn:      Director

        CGP and the Mauritius Companies:

                To:

                           Port Louis, Mauritius
                Attn:      Company Secretary;

                Copy to:   Hutchison Telecommunications
                           International Limited
                           18/F Two Harbourfront
                           22 Tak Fung Street,
                           Hunghom, Kowloon,
                           Tel: (852) 2828 3222
                           Fax: (852) 2827 1382

                Attn.:     The Group Managing Director

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

        JKF:

                To:        the Registered Office address stated above

                Attn :     The Chairman

        Sterling Cellular Limited

                To:        the Registered Office address stated above

                Attn:      Company Secretary

                Copy to:

                           New Delhi- 1100___.

                Attn:      CEO

        Any notice sent by fax shall be deemed served on confirmation of good receipt in the case of a fax, and any notice served by registered post shall be deemed served 10 days after posting airmail, whether to an address in India or an address outside India. In proving the service of any notice it will be sufficient to prove, in the case of service by registered post, that such letter was properly stamped, registered, addressed and placed in the post.

19.     MISCELLANEOUS

19.1    LEGAL AND OTHER COSTS

        Each Party shall be responsible for the legal fees, costs and expenses incurred by it in the preparation, negotiation and execution of this Agreement.

19.2    COMPLETE AGREEMENT

        This Agreement, and any agreements to be entered into pursuant thereto embody all the terms and conditions agreed upon between the Parties and as from the Effective Date supersedes and cancels in all respects all previous correspondence, understandings, agreements and underlings (if any) between the Parties with respect to the subject matter hereof, whether such be written or oral.

19.3    UNENFORCEABLE PROVISIONS

        In the event that any provision contained in this Agreement or any part thereof shall for any reason be held to be invalid or unenforceable in any respect under the laws of India, such invalidity or unenforceability shall not affect any other provisions of this Agreement or the remaining parts thereof which shall then be construed as if such unenforceable provision or part thereof had never been contained herein.

19.4    NO PARTNERSHIP

        Nothing herein shall be taken to constitute or create a partnership among any of the Parties. No Party shall be deemed to be the agent of the other and none of the Parties shall have any authority to bind the other Party in any way except as provided in this Agreement.

19.5    AMENDMENT IN WRITING:

        This Agreement shall not be varied amended or supplemented except by a written instrument signed by or on behalf of all the Parties to be bound.

19.6    NO ASSIGNMENT

        Without prejudice to the provisions of Clause 10, this Agreement is personal to the Parties and is not capable of being assigned in whole or in part by any Party.

19.7    NO WAIVER

        Failure of any Party at any time to require performance by any other Party of any provision of this Agreement shall in no way affect the right of such Party to require performance of that or any other provision, and any waiver by such Party of any breach of this Agreement shall not be construed as a waiver by such Party of any continuing or succeeding breach of such provision a waiver of the provision itself or a waiver of any other right under this Agreement.

19.8    COUNTERPARTS

        This Agreement may be executed in several counterparts, and any single counterpart or set of counterparts, signed in either case by all

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

        of the Parties shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

19.9    GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of India.

IN WITNESS WHEREOF this Agreement was executed by the Parties on the day and year first above written.

SIGNED BY
for and on behalf of
ESSAR TELEHOLDINGS LIMITED

in the presence of:


SIGNED BY
for and on behalf of
CGP.

in the presence of:


SIGNED BY
for and on behalf of
MOBILVEST

in the presence of:


SIGNED BY
for and on behalf of
CCII MAURITIUS INC

in the presence of:

SIGNED BY
for and on behalf of
PRIME METALS LIMITED

in the presence of:


SIGNED BY
for and on behalf of
EURO PACIFIC SECURITIES LIMITED

in the presence of:


SIGNED BY
for and on behalf of
JKF PRIVATE LIMITED

in the presence of:


SIGNED BY
for and on behalf of
STERLING CELLULAR LIMITED

in the presence of:

                             SCHEDULE A - FAIR VALUE

Where Fair Value falls to be determined under this Agreement in relation to any Shares, it shall be the average of the two valuations provided by overseas offices of Goldman Sachs and Morgan Stanley. The valuation by Goldman Sachs and Morgan Stanley ("the Valuers") shall be done in accordance with the following provisions of this Schedule:

1 The Valuers shall be jointly instructed by the Shareholder whose Shares are to be transferred ("Transferor") and the intending purchaser to value the Shares on the basis of an arm's length sale between a willing buyer with the funds to buy and a willing seller.

2. The Valuers shall be directed to advise the Company and the relevant Parties of their determination of the fair value of the Shares within 45 days or as soon as practicable thereafter.

3. The decision of the Valuers shall be final and binding on the Parties and they shall be deemed to act as experts and not as arbitrators.

4. The costs of the Valuers shall be borne equally by the Parties requesting the determination of the Fair Value.

5. Each of the Transferor and the other such Parties shall be entitled to make such written submissions as the Valuers may accept and each of them and the Valuers shall have such access to the books and records of the Company as shall be reasonably required in connection with such determination.

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                                   EXHIBIT - A

                        [Form of Articles of the Company]

                                       43